                                                                   EXHIBIT 10.26

                              EMPLOYMENT AGREEMENT

          This Employment Agreement (this "Agreement") is made effective as of November 3, 1997, by and between NETCO, COMMUNICATIONS Corporation ("NetCo"), of Union Plaza - Suite 102, 333 North Washington Avenue, Minneapolis, Minnesota 55401, and David Ottinger ("Employee") of 8112 Vincent Avenue South, Bloomington, Minnesota 55431.

          BACKGROUND.
          ----------

          A. NetCo is engaged in the business of high speed electronic courier services for the transportation, storage and retrieval of large quantities of data for print and CD-ROM prepress publishing industries as well as for medical imaging;

          B.   NetCo desires to have the services of the Employee; and

          C.   The Employee is willing to be employed by NetCo.

          Therefore, in consideration of the mutual promises set forth in this Agreement, the parties agree as follows:

               1. EMPLOYMENT. Effective November 3, 1997, Employee shall serve NetCo as a Vice President of Operations and Engineering.

               2. BEST EFFORTS OF EMPLOYEE. Employee agrees to perform faithfully, industriously, and to the best of Employee's ability, experience, and talents, all of the duties that may be required by the express and implicit terms of this Agreement, to the reasonable satisfaction of NetCo. Such duties shall be provided at such place(s) as the needs, business, or opportunities of NetCo may require from time to time.

               3. COMPENSATION OF EMPLOYEE. As compensation for the services provided by Employee under this Agreement, NetCo will pay the Employee a monthly salary of $8,333.34. An additional $20,000 during your first year of employment based on achievement of specific operational objectives for service support, deployment, engineering development and network maintenance derived during your first month in this position by you and myself based on the 1997 Corporate Priorities. Upon termination of this Agreement, payments under this paragraph shall cease; provided, however, that the Employee shall be entitled to payments for periods or partial periods that occurred prior to the date of termination and for which the Employee has not yet been paid.

               4. INCENTIVE STOCK OPTION. Subject to approval of the NetCo Board of Directors, and in addition to any other compensation to which the employee may be entitled by this agreement, Employee shall be entitled to receive an incentive

Stock Option for up to Thirty Thousand (30,000) shares of NetCo Communications Corporation under the NetCo 1996 Stock Option Plan according to the incentive Stock Option Agreement in Exhibit 1. The exercise price of the incentive Stock Option shall be fair market value as determined as of the date of grant by the NetCo Board of Directors, which price shall be inserted into the appropriate blank on Exhibit 1.

               5. REIMBURSEMENT FOR EXPENSES IN ACCORDANCE WITH NETCO POLICY. NetCo will reimburse Employee for "out-of-pocket" expenses in accordance with NetCo policies in effect from time to time.

               6. RECOMMENDATIONS FOR IMPROVING OPERATIONS. Employee shall provide NetCo with all information, suggestions, and recommendations regarding NetCo's business, of which Employee has knowledge, that will be of benefit to NetCo.

               7. CONFIDENTIALITY. Employee recognizes that NetCo has and will have information regarding the following:

                    -     inventions         -     business affairs
                    -     machinery          -     processes
                    -     products           -     trade secrets
                    -     prices             -     technical matters
                    -     apparatus          -     customer lists
                    -     costs              -     product designs
                    -     discounts          -     copyrights
                    -     future plans

and other vital information (collectively, "Information") which are valuable, special and unique assets of NetCo. Employee agrees that the Employee will not at any time or in any manner, either directly or indirectly, divulge, disclose, or communicate in any manner any Information to any third party without the prior written consent of the NetCo. Employee will protect the Information and treat it as strictly confidential. A violation by Employee of this paragraph or of other sections or paragraphs of this Agreement relating to the protection or non-disclosure of information shall be a material violation of this Agreement and will justify legal and/or equitable relief.

               TRADE SECRETS. Employee shall not at any time during the term of this Agreement or thereafter, or in any manner, either directly or indirectly, divulge, disclose or communicate to any person, firm or corporation in any manner whatsoever any information concerning any matters affecting or relating to the business of the Corporation, including without limiting the generality of the foregoing, any of its customers, the prices it obtains or has obtained from the sale of, or at which it sells or has sold, its products, or any other information concerning the business of the Corporation, its manner of operation, its plans, processes, or other data without regard to whether all of the foregoing matters will be deemed confidential, material, or important, the parties hereto stipulating that as between them, the same are important, material, and confidential and gravely affect the effective and successful conduct of the business of the Corporation, and the Corporation's good will, and that any breach of the terms of the paragraph shall be a material breach of this Agreement.

               8. DISCLOSURE AND ASSIGNMENT. Except as provided elsewhere in this Agreement, Employee shall treat as for the Corporation's sole benefit and fully and promptly disclose to the Corporation, without additional compensation, all ideas, discoveries, inventions and improvements, whether patentable or not, which while the Employee is employed by the Corporation are made, conceived or reduced to practice by Employee, alone or with others, during or after usual working hours, either on or off the job, and Employee hereby assigns to the Corporation all such ideas, discoveries, inventions and improvements to be the Corporation's exclusive property.

               9.   DISCLOSURE AND RIGHT OF FIRST REFUSAL. Paragraph 9 of this
                    -------------------------------------
Agreement shall not apply to any ideas, discoveries, inventions and improvements for which no equipment, supplies, facility or trade secret information of the Corporation was used, and which was developed entirely on Employee's own time, and (1) which does not relate (a) directly to the business of the Corporation or
(b) to the Corporation's actual or demonstrably anticipated research or development, or (2) which does not result from any work performed by Employee for the Corporation. Employee will, nonetheless, promptly disclose all such ideas, discoveries, inventions and improvements to the Corporation and offer to the Corporation the right of first refusal to enter into a license or purchase agreement covering the subject idea, discovery, invention or improvement on terms mutually agreed to by Employee and the Corporation, in the event the Corporation and Employee cannot agree on terms and Employee receives an offer to in the event the Corporation and employee cannot agree on terms and Employee receives an offer to enter into a license or purchase agreement with some other party on terms more favorable to that other party than the terms offered to the Corporation, then the Corporation shall have the right and Employee shall have the obligation to offer to the Corporation the idea, discovery, invention or improvement on such favorable terms. When such an offer is made to the Corporation pursuant to the preceding sentence, it must be accepted by the Corporation within thirty (30) days; or if not accepted, the right of first refusal hereunder as to that offer shall terminate.

               NOTICE: Paragraph 9 hereof requires Employee to assign rights to
               ------  --------------------------------------------------------
inventions to the Corporation or its successors. Minnesota Statutes (S). 181.78
-------------------------------------------------------------------------------
limits the scope of agreements requiring the inventions be assigned to
----------------------------------------------------------------------
employers. The statute states that such assignment agreements do not apply:
--------------------------------------------------------------------------

               "to an Invention for which no equipment, supplies,
                ------------------------------------------------
               facility or trade secret information of the employer
               ----------------------------------------------------
               was used and which was developed entirely on the
               ------------------------------------------------
               Employee's own time, and (1) which does not relate (a)
               ------------------------------------------------------
               directly to the business of the employer or (b) to the
               ------------------------------------------------------
               employer's actual or demonstrably anticipated research
               ------------------------------------------------------
               or development, or (2) which does not result from any
               -----------------------------------------------------
               work performed by the Employee for the employer."
               -----------------------------------------------
               (Underlining added).
               -------------------

               Please note that Paragraph 9 of this Agreement uses these statutory terms to define the inventions which are not automatically assigned to the Corporation but instead are subject to a right of first refusal in favor of the Corporation.

               10. UNAUTHORIZED DISCLOSURE OF INFORMATION. If it appears that the Employee has disclosed (or has threatened to disclose) Information in violation of this Agreement, NetCo shall be entitled to an injunction to restrain Employee from disclosing, in whole or in part, such Information, or from providing any services to any party to whom such Information has been disclosed or may be disclosed. NetCo shall not be prohibited by this provision from pursuing other remedies, including a claim for losses and damages.

               11. CONFIDENTIALITY AFTER TERMINATION OF EMPLOYMENT. The confidentiality provisions of this Agreement shall remain in full force and effect for a One year period after the termination of Employee's employment. During such One year period, neither party shall make or permit the making of any public announcement or statement of any kind that Employee was formerly employed by or connected with NetCo.

               12. NON-COMPETE AGREEMENT. Recognizing that the various items of Information are special and unique assets of the company, Employee agrees and covenants that for a period of 12 months following the termination of his or her employment, whether such termination is voluntary or involuntary, Employee will not directly engage in any business competitive with NetCo, nor shall Employee cause or solicit, directly or indirectly, for his or her own behalf or for the benefit of a third party, any other employee or employees of the Company to terminate their employment with the Company or to engage in such competitive activities. This covenant shall apply to the geographical area that includes the United States and Canada. Directly engaging in any competitive business includes, but is not limited to, (i) engaging in a business as owner, partner or agent, (ii) becoming an employee of any third party that is engaged in such business, (iii) becoming interested directly in any such business, or (iv) soliciting any customer of NetCo for the benefit of a third party that is engaged in such business. Employee agrees that this non-compete provision will not adversely affect the Employee's livelihood.

          13. EMPLOYEE'S INABILITY TO CONTRACT FOR NETCO. Employee shall not have the right to make any contracts or commitments for or on behalf of NetCo without first obtaining the express written consent of NetCo.

          14. TERM/TERMINATION. Employee's employment under this Agreement shall be for an unspecified term on an "at will" basis. This Agreement may be terminated, with or without cause, by either party. Each party will give notice (as provided in the paragraph of this Agreement captioned "Notice") of such action to other party. NetCo may terminate Employee's employment for cause without prior notice and with compensation to Employee only to the date of the last day of actual work by the Employee. For purposes hereof, "cause" means (i) a violation of this Agreement or any other agreement between NetCo and Employee,
(ii) Employee's deliberate, willful or gross misconduct in the performance or Employee's duties on behalf of the Corporation, or (iii) Employee's being charged with a crime punishable by imprisonment. The compensation paid under this Agreement shall be the Employee's exclusive remedy.

          15. ARBITRATION. Any controversy or claim arising out of or relating to this Agreement, or its breach, or to the employment relationship between the Employee and the Company, shall be settled by final and binding arbitration, upon the request of either party, in Minneapolis, Minnesota. Such arbitration shall proceed in accordance with the then governing rules of the American Arbitration Association (AAA) for Commercial Arbitration or Employment Law Disputes, at the option of the petitioner. Judgment upon the award rendered may be entered and enforced in any court of competent jurisdiction. It is agreed that the parties shall choose a single, neutral arbitrator from among a panel of not less than seven (7) proposed arbitrators, and that the parties may have no more than two (2) panels of arbitrators presented to them by the AAA. The parties agree that they shall each bear their own costs associated with the arbitration, including any filing fee to be paid by them and their own legal counsel expenses. The parties further agree that they shall share equally in the reasonable costs and the fees of the neutral.

          16. RETURN OF PROPERTY. Upon termination of this Agreement, the Employee shall deliver all property (including keys, records, notes, data, memoranda, models, and equipment) that is in the Employee's possession or under the Employee's control which is NetCo's property or related to NetCo's business.

          17. NOTICES. All notices required or permitted under this Agreement shall be in writing and shall be deemed delivered when delivered in person or deposited in the United States mail, postage paid, addressed as follows:

               NetCo:
               -----

               Manager, Human Resources
               NetCo Communications Corporation
               Union Plaza - Suite 102
               333 North Washington Avenue
               Minneapolis, Minnesota 55401

               Employee:
               --------

               David Ottinger
               8112 Vincent Avenue South
               Bloomington, MN 55431

Such addresses may be changed from time to time by either party by providing written notice in the manner set forth above.

          18. ENTIRE AGREEMENT. This Agreement contains the entire agreement of the parties and there are no other promises or conditions in any other agreement whether oral or written. This Agreement supersedes any prior written or oral agreements between the parties.

          19. AMENDMENT. This Agreement may be modified or amended, if the amendment is made in writing and is signed by both parties.

          20. SEVERABILITY. If any provisions of this Agreement shall be held to be invalid or unenforceable for any reason, the remaining provisions shall continue to be valid and enforceable. If a court finds that any provision of this Agreement is invalid or unenforceable, but that by limiting such provision it would become valid or enforceable, then such provision shall be deemed to be written, construed, and enforced as so limited.

          21. WAIVER OF CONTRACTUAL RIGHT. The failure of either party to enforce any provision of this Agreement shall not be construed as a waiver or limitation of that party's right to subsequently enforce and compel strict compliance with every provision of this Agreement.

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

          22.  APPLICABLE LAW.  This Agreement shall be governed by the laws of
               --------------
the State of Minnesota.

                                          NETCO:

                                          NetCo Communications Corporation

                                          By: /s/  John Washburn
                                             --------------------------------
                                             Its: An Authorized Officer
                                             or Agent

AGREED TO AND ACCEPTED

Employee:

    David Ottinger
---------------------------------
Printed Name

/s/  David Ottinger
---------------------------------
Signature of Employee

                       INCENTIVE STOCK OPTION AGREEMENT

          THIS AGREEMENT, made and entered into effective this 10th day of November, 1997, by and between NETCO COMMUNICATIONS CORPORATION, a Minnesota corporation (hereinafter referred to as the "Corporation") and DAVID OTTINGER, a resident of the State of Minnesota (hereinafter referred to as the "Employee").

          WHEREAS, the Corporation considers it desirable and in its best interests that the Employee be given an inducement to acquire a proprietary interest in the Corporation and an added incentive to advance the interests of the Corporation, by possessing an option to purchase common shares of the Corporation, in accordance with Netco Communications Corporation 1994 Stock Option Plan (the "Plan") adopted by the Directors of the Corporation and ratified by Shareholders of the Corporation, as amended and ratified.

          NOW THEREFORE, in consideration of the premises and of the mutual promises and consideration provided herein, the parties agree as follows:

          1.   Definitions.  Words and phrases not otherwise defined herein
               -----------
shall have the meanings ascribed to them, respectively, in the Plan.

          2.   Grant of Option.  The Corporation grants to Employee an Option
               ---------------
(the "Option") to purchase Thirty Thousand (30,000) common shares of the Corporation at a purchase price of $19.50 per share, in the manner and subject to the conditions provided herein and in the Plan. The Option hereby granted shall be an ISO as provided in the Plan.

          3.   Time of Exercise of Option.  (a)  Subject to earlier vesting and
               --------------------------
exercise provisions as provided in subparagraph 3(b) hereof, Employee may exercise the Option in three successive equal annual increments of ten thousand (10,000) shares first commencing on October 1, 1998; all of which options shall expire at midnight on September 30, 2004, as illustrated by the following table:

                           Number of Shares
From - To                  First Exercisable        Cumulative Total
---------                  -----------------        ----------------
October 1, 1997 -
September 30, 1998                 0                         0

October 1, 1998 -
September 30, 1999            10,000                    10,000

October 1, 1999 -
September 30, 2000            10,000                    20,000

                           Number of Shares
From - To                  First Exercisable        Cumulative Total
---------                  -----------------        ----------------
October 1, 2000
September 30, 2001             10,000                    30,000

October 1, 2001 -
September 30, 2004                  0                    30,000

On and after
October 1, 2004                     0                         0

          (b) In the event of an "Acquisition" or "Change of Control" (as those terms are hereinafter defined), the vesting and exercise dates for the Option shall be accelerated to the date and time upon which the Acquisition or Change of Control becomes effective.

          (c) For purposes hereof, (a) "Acquisition" means either (i) the purchase of all or substantially all of the assets of the Corporation by a third party, or (ii) the merger or consolidation of the Corporation with a third party; and (b) "Change of Control" means the election by shareholders of the Corporation of a majority of directors of the Corporation who were not nominated for election by the Corporation's management.

          (d) No provision of this Agreement to the contrary withstanding, neither the Option nor any right claimed thereby or hereby, therein or herein or thereunder or hereunder shall be exercisable by anyone on or after October 1, 2004.

          (e) With respect to common shares that are purchasable for the first time during any calendar year, the Employee may only exercise the Option to purchase that number of common shares that have an aggregate fair market value (as of the date first above written) which is less than or equal to $100,000. The Employee may exercise the Option with respect to common shares valued in excess of $100,000 in any calendar year to the extent the right to exercise the Option to purchase such shares has accumulated over a period in excess of one year.

          4.   Method of Exercise.  The Option shall be exercised by written
               ------------------
notice to the Board of the Corporation, or the Committee if such exists, at the Corporation's principal place of business. The notice shall be accompanied by payment of the option price for the shares being purchased in cash or by cashier's check or certified check or, in the sole discretion of the Board, or the Committee if such exists, by such other form of payment as is permitted under the Plan. The notice shall also be accompanied by any document reasonably required by the Corporation to be executed by Employee, acknowledging the applicable restrictions on the transfer of the common shares being purchased as set forth under Section 8 of this Agreement. The Corporation shall make prompt delivery of a certificate or certificates representing such common shares, provided that if any law or regulation requires the Corporation to take any action with respect to the common shares specified in such notice before the issuance thereof, then the date of delivery of such common shares shall be extended for the period necessary to take such action. The Option must be exercised with respect to at least 500 of the common shares, unless only a lesser number of the common shares are then exercisable, in which case it must be exercised with respect to all of such lesser number.

          5.   Termination of Option.  Except as herein otherwise provided, the
               ---------------------
Option granted under this Agreement, to the extent not heretofore exercised, shall terminate upon the first to occur of the following events:

          (a) The expiration of three months after the date on which Employee's employment by the Corporation is terminated, except if such termination be by reason of permanent and total disability or death;

          (b) The expiration of twelve months after the date on which Employee's employment by the Corporation is terminated, if such termination be by reason of the Employee's permanent and total disability or death;

          (c) The expiration of twelve months from the date of Employee's death should Employee die within three months of termination of employment by the Corporation;

          (d) The termination of Employee's employment by the Corporation for either (i) Employee's material breach of any agreement with the Corporation or (ii) Employee's deliberate, willful or gross misconduct in the performance of Employee's duties on behalf of the Corporation; or

          (e)  October 1, 2004.

          6.   Reclassification, Consolidation or Merger.
               -----------------------------------------

          6.1 If and to the extent that the number of issued common shares of the Corporation shall be increased or reduced by change in par value, split up, reverse split, reclassification, distribution of a dividend payable in stock, or the like, the number of common shares subject to the Option and the option price per share shall be proportionately adjusted in accordance with the Plan.

          6.2 If the Corporation is reorganized or consolidated or merged with another corporation, the Employee shall be entitled to receive an option (the "New Option") covering common shares of such reorganized, consolidated or merged company in the same proportion, at an equivalent price, and subject to the same conditions as the Option. For purposes of the preceding sentence, the excess of the fair market value of the common shares subject to the Option immediately after the reorganization, consolidation or merger over the aggregate option price of such common shares shall not be more than the excess of the aggregate fair market value of all common shares subject to the Option immediately before such reorganization, consolidation or merger over the aggregate option price of such common shares, and the New Option or assumption of the Option shall not give the Employee additional benefits which he does not have under this Option, or deprive him of benefits which he has under this Option.

          7.   Rights Prior to Exercise of Option.  This Option is non-
               ----------------------------------
transferable by Employee, except in the event of his death, and during his lifetime is exercisable only by him. No person shall have any rights as a stockholder with respect to any common shares purchasable hereunder until payment of the option price and delivery to him of such common shares as herein provided.

          8.   Restriction on Disposition.  All common shares acquired by
               --------------------------
Employee pursuant to this Agreement shall be subject to the restrictions on sale, encumbrance and other disposition contained in the Company's By-Laws, or imposed by applicable state and federal laws or regulations regarding the registration or qualification of such acquisition of common shares, and may not be sold or otherwise disposed of (i) within two years from the date of the granting of the Option under which such common shares were acquired, (ii) within one year after the exercise of the Option, and (iii) unless the Corporation has received a prior opinion of Employee's counsel satisfactory in form and substance to counsel for the Corporation that such transaction will not violate the Securities Act of 1933 or any applicable state law regulating the sale of securities.

          9.   Binding Effect - Plan Governs.
               -----------------------------

          9.1 This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, executors, administrators, successors and assigns.

          9.2 This Agreement shall be construed in accordance with and shall be governed by the terms of the Plan as adopted by the Board and approved or to be approved by the shareholders of the Corporation within the meaning of Section 422 of the Internal Revenue Code of 1986, as the Plan may be amended from time to time by the Board and the shareholders of the Corporation. Employee acknowledges receipt of a copy of the Plan prior to the execution hereof. If possible, this Agreement shall be construed along with and in addition to any other agreement which the Corporation and Employee may enter into, but any provision in this Agreement which contradicts any provision of any other agreement shall take precedence and be binding over such other provision.

"Employee"                              "Corporation"

                                        NetCo Communications Corporation

/s/  David Ottinger                     By: /s/  Edward J. Driscoll III
---------------------------                --------------------------------
                                                   President